Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY FOR

TENDER OF FLOATING RATE SENIOR SECURED NOTES

DUE 2012, SERIES A OF NEWPAGE CORPORATION

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of NewPage Corporation (the “Issuer”), made pursuant to the Prospectus, dated                          , 2005 (the “Prospectus”), if certificates for the outstanding Floating Rate Senior Secured Notes Due 2012, Series A of the Issuer (the “Original Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the “Exchange Agent”) on or prior to 12:00 midnight, New York City time, on the Expiration date of the Exchange Offer.  This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below.  See the sections entitled “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.  Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

Delivery to:
HSBC Bank USA, National Association, Exchange Agent

By Registered or Certified Mail; Hand or Overnight Delivery:
HSBC BANK USA, NATIONAL ASSOCIATION
Lower Level
One Hudson Place
Brooklyn, N.Y. 11243
Attn:  Corporate Trust

By Facsimile Transmission:
(Eligible Institutions Only)
(718) 488-4488
Attn: Pauline Shaw

For Information or to Confirm by Telephone Call
(718) 488-4475

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Aggregate Principal Amount                                  Name(s) of Registered Holder(s):

Principal Amount of Original Notes Tendered:*

Certificate Nos. (if available)
$

If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.  Total Principal Amount Represented by Original Notes Certificate(s):

$	Account Number

*                 Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.  ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE**

X

X
Signature(s) of Owner(s) or Authorized	Date
Signatory

Area Code and Telephone Number:

**          Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement of documents transmitted with this Notice of Guaranteed Delivery.  If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at the Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer-Guaranteed Delivery Procedures,” together with one or more properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three business days after the date of execution hereof.

The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:                                    DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.  ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.